UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lee Road, Suite 103

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Departure of Gail Cawkwell, M.D., PhD. as Chief Medical Officer

On January 31, 2024, Aclaris Therapeutics, Inc. (the “Company”) terminated the employment of Gail Cawkwell, M.D., PhD., the Company's Chief Medical Officer, without cause, effective immediately.

In connection with Dr. Cawkwell’s departure, Dr. Cawkwell is eligible to receive the following severance benefits as outlined in her employment agreement with the Company, subject to her signing a release of claims against the Company: (a) continued payment of her base salary for a period of 12 months following termination, payable in accordance with the Company’s normal payroll practices, (b) a lump-sum payment of any approved but unpaid bonuses or portion thereof for 2023, and (c) a direct payment by the Company to the applicable healthcare provider of the Company’s portion of the medical, vision and dental coverage premiums to maintain any COBRA coverage for which she is eligible and has appropriately elected for a period of 12 months following termination.

(e)Entry into Second Amended and Restated Employment Agreement with Joseph Monahan

On January 31, 2024, the Company and Joseph Monahan, the Company’s Chief Scientific Officer, entered into a second amended and restated employment agreement, effective February 1, 2024 (the “Second Amended Monahan Employment Agreement”). The Second Amended Monahan Employment Agreement has an initial term of two years and thereafter shall be automatically renewed for successive one-year periods unless either party elects not to renew the agreement at least 90 days prior to the expiration of the applicable term. Under the Second Amended Monahan Employment Agreement, Dr. Monahan will continue to serve as the Company’s Chief Scientific Officer but will shift to full-time status. In connection with the foregoing, Dr. Monahan’s annual base salary was increased to $430,000 and his annual bonus eligibility will be pro-rated to account for his part-time service during 2024. The other material terms of the Second Amended Monahan Employment Agreement are consistent with Dr. Monahan’s employment agreement, dated as of January 12, 2022, as described in the Company’s proxy statement for the 2023 annual meeting of stockholders filed with the Securities and Exchange Commission on April 20, 2023, which description is incorporated herein by reference.

The foregoing summary of the Second Amended Monahan Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Second Amended Monahan Employment Agreement, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Entry into Separation Agreement, Waiver and Release with Douglas Manion

On February 4, 2024, in connection with Douglas Manion’s departure from the Company as the Company’s Chief Executive Officer and President, the Company and Dr. Manion entered into a Separation Agreement, Waiver and Release (the “Separation Agreement”) containing a release of claims against the Company and the following severance benefits to be paid to Dr. Manion provided that he does not revoke the release of claims: (a) continued payment of his base salary for a period of 12 months following termination, payable in accordance with the Company’s normal payroll practices, (b) a lump-sum payment of any approved but unpaid bonuses or portion thereof for 2023, and (c) a direct payment by the Company to the applicable healthcare provider of the Company’s portion of the medical, vision and dental coverage premiums to maintain any COBRA coverage for which he is eligible and has appropriately elected for a period of 12 months following termination.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Kevin Balthaser
Date: February 5, 2024		Kevin Balthaser
Chief Financial Officer

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